UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 17, 2018

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 17, 2018, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Mattel, Inc. (“Mattel”), Mattel’s stockholders approved the First Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan Amendment”). The Plan Amendment, effective May 17, 2018, amends the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan approved by stockholders at the 2015 annual meeting of stockholders (as amended, the “Plan”).

The purpose of the Plan is to promote the interests of Mattel and its stockholders by enabling Mattel to offer an opportunity to employees, directors and consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align their interests with those of stockholders, and to provide them with an incentive for outstanding performance to generate superior returns to Mattel stockholders.

The Plan Amendment increases the maximum number of shares that may be issued pursuant to the Plan by 13 million shares, enabling Mattel to continue to use the Plan as a critical tool to attract, motivate, reward, and retain its key employees and directors. In addition, the Plan Amendment makes the following changes to the Plan, incorporating key compensation and governance best practices: (i) adds a minimum vesting requirement such that awards granted under the Plan may not vest earlier than the first anniversary of the applicable grant date, subject to limited exceptions; (ii) prohibits the payment of dividends or dividend equivalents with respect to unvested awards unless and until the underlying award subsequently vests and prohibits the grant or payment of dividends or dividend equivalents with respect to stock options and stock appreciation rights; (iii) provides that if performance-vesting awards granted on or after the effectiveness of the Plan Amendment are not assumed or substituted in connection with a change in control, such awards will vest based on the greater of (a) actual performance as of the change in control or (b) pro-rated target performance based on the number of days elapsed in the applicable performance period through the date of the change in control; (iv) prohibits the accelerated vesting of time-vesting awards upon the occurrence of a change in control (unless such awards are not assumed or substituted in connection with such change in control); and (v) deletes a prior provision in the Plan allowing the plan administrator, without stockholder approval, to cancel outstanding awards and replace them with new awards having equivalent value.

The preceding summary description of the Plan Amendment is qualified in its entirety by reference to the actual terms of the Plan Amendment, a copy of which is attached as Appendix A to Mattel’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 5, 2018 (the “Proxy Statement”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting was held on May 17, 2018.

(b)	Set forth below are the voting results for the matters considered and voted upon at the Annual Meeting.

Proposal 1:	Election of Directors, each to serve until the Company’s 2019 annual meeting of stockholders and until his or her respective successor has been elected and qualified.

Name of Nominee	Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
R. Todd Bradley	285,357,159	3,381,098	269,886	31,325,560
Michael J. Dolan	255,116,756	33,635,161	256,226	31,325,560
Ynon Kreiz	285,040,580	3,214,990	752,573	31,325,560
Soren T. Laursen	285,474,321	3,268,912	264,910	31,325,560
Ann Lewnes	284,527,549	4,230,460	250,134	31,325,560
Dominic Ng	284,931,501	3,791,307	285,335	31,325,560
Vasant M. Prabhu	284,952,777	3,796,467	258,899	31,325,560

Proposal 2:	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2018.

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
313,975,848	5,921,798	436,057	N/A

Proposal 3:	Approval, on an advisory basis, of the compensation of Mattel’s named executive officers.

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
132,101,334	156,514,726	392,083	31,325,560

Proposal 4:	Approval of the First Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
259,978,581	28,582,343	447,219	31,325,560

Proposal 5:	Stockholder proposal regarding an independent Board Chairman.

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
83,107,032	199,843,746	6,057,365	31,325,560

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit(s)	Filing Date
10.1	First Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: May 22, 2018	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary